As filed with the Securities and Exchange Commission on July 6, 2026

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Z Squared Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-1465952
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

550 South Andrews Ave., Ste #700

Fort Lauderdale, FL 33301

(954) 400-9994

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

David Halabu

550 South Andrews Ave., Ste #700

Fort Lauderdale, FL 33301

(954) 400-9994

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Morris C. Zarif

Zarif Law Group P.C.

808 Springwood Avenue, Suite 110

Asbury Park, NJ 07711

Phone: (732) 755-0146

From time to time after this Registration Statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

This registration statement contains:

●	a base prospectus, which covers the offering, issuance and sale of the registrant’s common stock, preferred stock, debt securities, units, rights and/or warrants from time to time in one or more offerings; and

●	a sales agreement prospectus, which covers the offering, issuance and sale by us of up to a maximum aggregate offering price of $300,000,000 of the registrant’s Common Stock that may be issued and sold from time to time under a sales agreement with Roth Capital Partners, LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any other securities to be offered pursuant to the base prospectus, other than the securities to be issued and sold pursuant to the sales agreement, will be specified in one or more prospectus supplements to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The $300,000,000 of Common Stock that may be offered, issued and sold under the sales agreement prospectus is included in the $300,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the sales agreement with Roth Capital Partners, LLC (the “Sales Agreement”), any portion of the $300,000,000 included in the sales agreement prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the Sales Agreement, the full $300,00,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

PROSPECTUS

Z Squared Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Rights

From time to time, we may offer and sell the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering. We may also offer Common Stock, par value $0.0001 per share (the “Common Stock”), or preferred stock upon conversion of or exchange for the debt securities; shares of Common Stock upon conversion of or exchange for the preferred stock; Common Stock, preferred stock or debt securities upon the exercise of warrants, rights or performance of purchase contracts; or any combination of these securities upon the performance of purchase contracts.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with any documents incorporated by reference herein, before you invest in our securities.

Our Common Stock is listed on the Nasdaq Global Market and trades under the symbol “ZSQR”. The last reported sale price of our Common Stock on the Nasdaq Global Market on July 2, 2026, was $10.99 per share. Each prospectus supplement will indicate if the securities to be offered thereby will be listed on any securities exchange.

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 6 of this prospectus, the “Risk Factors” section contained in the applicable prospectus supplement and the information included and incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 6, 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3ASR that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings, and selling securityholders to be named in a supplement to this prospectus or in a post-effective amendment may from time to time offer and sell shares of our Common Stock..

This prospectus provides a general description of the securities we may offer. Each time we or any selling securityholders offer and sell securities, we will, to the extent required, provide a prospectus supplement containing specific information about the terms of that offering, including, in the case of any resale by selling securityholders, the identities of the selling securityholders and the number of shares being offered. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Incorporation of Certain Information by Reference.” You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. We may only offer to sell, and seek offers to buy, any securities in jurisdictions where offers and sales are permitted. We are not making offers to sell Common Stock or any other securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which we are not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “Z Squared,” the “Company,” “we,” “us,” “our” or similar references to refer to Z Squared Inc. together with any subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We have filed our registration statement on Form S-3 with the SEC under the Securities Act. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any document that we file with the SEC, including the registration statement and the exhibits to the registration statement, over the internet at the SEC’s web site at www.sec.gov.

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. These documents may also be accessed on our web site at https://ir.zsquaredinc.com/. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

This prospectus and any prospectus supplement are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated into this prospectus by reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 19, 2026 (the “2025 Form 10-K”);

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 15, 2026 (the “Q1 2026 Form 10-Q”);

●	our Current Report on Form 8-K filed with the SEC on April 30, 2026, and Amendment No. 1 to our Current Report on Form 8-K/A filed with the SEC on June 1, 2026, in each case reporting the Business Combination and related transactions and including the description of our business, the audited consolidated financial statements of Z Squared OpCo Inc. as of and for the fiscal years ended December 31, 2025 and 2024 (together with the report of Stephano Slack LLC, including the going concern explanatory paragraph), the related management’s discussion and analysis, and the unaudited pro forma condensed combined financial information prepared in accordance with Article 11 of Regulation S-X giving effect to the Business Combination;

●	our Current Reports on Form 8-K filed with the SEC on January 16, 2026, February 4, 2026, February 12, 2026, April 8, 2026, April 24, 2026, April 28, 2026, May 1, 2026, May 21, 2026, May 22, 2026, June 4, 2026, June 26, 2026, June 29, 2026 and June 30, 2026 (excluding, in each case, any information furnished under Item 2.02 or Item 7.01 and any related exhibits furnished under Item 9.01); and

●	the description of our securities set forth under the heading “Description of Capital Stock” in our Current Report on Form 8-K filed with the SEC on April 30, 2026, including any amendment or report filed for the purpose of updating that description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Post-Effective Amendment and prior to effectiveness of this Post-Effective Amendment, and all such documents filed after the date of this prospectus and prior to the termination or completion of the offering of the Shares hereunder (in each case, excluding any information furnished rather than filed), shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in this prospectus or in a document incorporated or deemed incorporated by reference shall be deemed modified or superseded to the extent that a statement contained herein or in any subsequently filed document modifies or supersedes such statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents unless the exhibits are specifically incorporated by reference into those documents. Requests should be directed to:

Z Squared Inc.

550 South Andrews Ave. Ste #700

Fort Lauderdale, Florida 33301

Attn: Corporate Secretary

(954) 400-9994

These documents are also available through the SEC’s website at www.sec.gov and on our website at www.zsquaredinc.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This registration statement, of which this prospectus forms a part, contains forward-looking statements within the meaning of Section 27A of the Securities Act , and Section 21E of the Exchange Act. All statements other than statements of historical fact contained herein, including statements regarding our business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies are forward-looking statements. Words such as “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “is confident that,” “may,” “plans,” “seeks,” “projects,” “targets,” and “would,” and their opposites and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will actually be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	our ability to continue as a going concern and to obtain the financing necessary to fund our operations and growth strategy;

●	our need to raise additional capital, which may not be available on acceptable terms or at all, including under the SEPA;

●	volatility in the prices of Dogecoin, Litecoin, and other digital assets, and in the price of our Common Stock, due to changes in the capital markets, our industry, or our capital structure;

●	our ability to operate our digital asset mining infrastructure profitably, including in periods in which prevailing Dogecoin prices are below our estimated breakeven level, and the effect of changes in network difficulty, hash rate, and energy costs on our mining output and margins;

●	the anticipated performance and useful life of our ASIC mining hardware fleet, the assumptions underlying the valuation of that fleet, and our plans for hardware upgrades or replacement;

●	our ability to execute our strategy to expand into AI, high-density compute, data center, and power generation infrastructure, including our “acquire-and-convert” strategy and our publicly announced goal of developing approximately 100 MW of AI-ready inference capacity over an approximately 18-month period;

●	our ability to execute on our acquisition strategy and integrate acquired businesses and assets successfully, including the proposed acquisition of SkyCore Digital LLC (“SkyCore”), and to consummate the related financing;

●	our dependence on Minting Dome Inc. (“Minting Dome”) as our sole provider of hosting, power, and infrastructure services under our master services agreement, and the effect of any change in, or termination of, that arrangement;

●	risks relating to the custody of our digital assets, including our reliance on third-party custodians;

●	our ability to remediate the material weakness in our internal control over financial reporting and to maintain effective internal control and disclosure controls and procedures;

●	our ability to retain key personnel and effectively manage growth;

●	the effect of future sales of our Common Stock by the Selling Securityholders, including the former members of BSG Series CM, LLC (“BSG”), the lock-up and leak-out restrictions to which those shares are subject, and any effect on us of the pending SEC enforcement action to which BSG, our former principal stockholder, is a party;

●	the dilutive effect of issuances of our Common Stock to Yorkville under the SEPA and the effect of resales of those shares on the market price of our Common Stock;

●	risks associated with the digital asset mining and computing infrastructure industries, including competition, cyclicality, technological change, and concentration;

●	the impact of economic conditions, inflation, and interest rate trends on our operations;

●	the regulatory environment applicable to cryptocurrency mining, computing infrastructure, and power generation in the United States;

●	potential disruptions due to cybersecurity incidents or system failures;

●	risks associated with legal proceedings and compliance obligations;

●	our ability to maintain the listing of our Common Stock on the Nasdaq Global Market; and

●	other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors,” and in the documents incorporated by reference herein, including our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of the Company prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Z Squared Inc.

Z Squared Inc. (“Z Squared,” the “Company,” “we,” “us,” or “our”) is a computing and digital infrastructure company. Our current operations consist primarily of digital asset mining focused on the generation of Dogecoin (DOGE) and Litecoin (LTC) through merged mining using Scrypt-algorithm ASIC hardware, conducted across six mining facilities located in North Carolina, South Carolina, and Iowa.

We are pursuing a strategic expansion of our business beyond digital asset mining and into artificial intelligence (AI) and high-density compute (HPC) infrastructure, data center development, and power generation. As the initial phase of this strategy, we have publicly announced a goal of developing approximately 100 MW of AI-ready inference capacity over an approximately 18-month period, which we intend to pursue principally through an “acquire-and-convert” strategy of acquiring existing sites and power and infrastructure assets and converting or developing them to support AI, HPC, and data center operations. We have limited or no operating history in these expansion business lines, and there can be no assurance that we will implement this strategy successfully or at all, or that it will achieve the results we anticipate.

Following the completion of the business combination described below (the “Business Combination”) on April 24, 2026, Coeptis Therapeutics Holdings, Inc. (“Coeptis”) changed its corporate name to Z Squared Inc. on April 27, 2026, and our Common Stock began trading on the Nasdaq Global Market under the symbol “ZSQR” on April 27, 2026 (previously trading under the symbol “COEP”). Our principal executive offices are located at 550 South Andrews Ave., Suite 700, Fort Lauderdale, Florida 33301; telephone: (954) 400-9994.

Our mining hardware fleet consists of 9,800 operational ASIC miners, including 8,228 Bitmain Antminer L7 units, 849 Bitmain Antminer L9 units, and 723 ElphaPex DG1+ units, which we acquired from BSG Series CM, LLC, a South Carolina limited liability company (“BSG”), at the closing of the Business Combination on April 24, 2026.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, and we expect to require substantial additional capital to fund the deployment and operation of our mining fleet. See “Risk Factors — Risks Related to Our Financial Condition and Going Concern.”

Our Common Stock is listed on the Nasdaq Global Market under the symbol “ZSQR.” Our principal executive offices are located at 550 South Andrews Ave., Suite 700, Fort Lauderdale, Florida 33301; telephone (954) 400-9994.

The Business Combination

The Merger Agreement and the Merger. On April 25, 2025, Coeptis Therapeutics Holdings, Inc., a Delaware corporation (“Coeptis”), CP Merger Sub, Inc., a Wyoming corporation and wholly-owned direct subsidiary of Coeptis (“Merger Sub”), and Z Squared Inc., a Wyoming corporation, entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”). Pursuant to the Merger Agreement, on April 24, 2026 (the “Closing Date”), Merger Sub merged with and into the Wyoming Z Squared entity, which survived as a wholly-owned subsidiary of Coeptis and, pursuant to the articles of merger, changed its name to Z Squared OpCo Inc. (“OpCo”) (the “Business Combination”). On April 27, 2026, Coeptis amended its certificate of incorporation to change its corporate name to Z Squared Inc. (the post-Business Combination public parent company, referred to herein as the “Company,” “we,” “us,” or “our”), and on the same date the trading symbol for our Common Stock on the Nasdaq Global Market changed from “COEP” to “ZSQR.”

Merger Consideration. At the effective time of the Business Combination (the “Effective Time”), the former stockholders of OpCo received, in the aggregate, 43,877,497 shares of our Common Stock, representing the “Applicable Percentage” (as defined in the Merger Agreement) of our issued and outstanding Common Stock, calculated on a fully-diluted basis as provided in the Merger Agreement. The Business Combination was intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Shares Outstanding. Following the Effective Time, we had 51,431,493 shares of Common Stock issued and outstanding.

Accounting Treatment. The Business Combination is accounted for as a reverse merger under U.S. GAAP (ASC 805-40), with OpCo treated as the accounting acquirer for financial reporting purposes. Accordingly, the historical financial statements of OpCo, rather than those of Coeptis, are the historical financial statements of the Company for periods prior to the Business Combination, and our consolidated financial statements following the Business Combination reflect the assets, liabilities, and operations of OpCo, together with the operations of the combined company from the Closing Date. The audited financial statements and related management’s discussion and analysis of OpCo, and the unaudited pro forma condensed combined financial information giving effect to the Business Combination, are incorporated by reference herein from our Current Report on Form 8-K/A. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 reflects Coeptis on a standalone, pre-Business Combination basis and does not consolidate OpCo. As a result of the issuance of our Common Stock in the Business Combination, a change of control of the Company occurred on the Closing Date.

For a more complete description of the Business Combination, our corporate history, and our business operations, see “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

The Asset Contribution and the BSG Distribution. In connection with the Business Combination, BSG Series CM, LLC, a South Carolina limited liability company (“BSG”), contributed to OpCo a fleet of 9,800 ASIC miners pursuant to the Amended and Restated Asset-For-Share Exchange Agreement, dated June 24, 2025, between BSG Series CM, LLC and Z Squared Inc., as amended by the First Amendment to the Amended and Restated Asset-For-Share Exchange Agreement, dated February 10, 2026, as further amended by the Second Amendment to the Amended and Restated Asset-For-Share Exchange Agreement, between BSG Series CM, LLC and Z Squared Inc. dated April 23, 2026 (the “AFSA”) in exchange for shares of OpCo common stock. The AFSA ascribed a value of $660,300,000 to the contributed fleet (the “Z Squared Asset Value”). Upon consummation of the Business Combination, the OpCo shares held by BSG were converted into shares of our Common Stock, and immediately following the Closing, BSG held 41,521,276 shares of our Common Stock, representing approximately 80.73% of our then-outstanding Common Stock. The issuance of the shares of our Common Stock to BSG in connection with the Business Combination was registered under the Securities Act on the Company’s Registration Statement on Form S-4 (File No. 333-288329). The shares of our Common Stock offered for resale under this prospectus were subsequently distributed by BSG to its members and are being registered for resale because they are not otherwise freely tradable in the hands of the Selling Securityholders. On April 30, 2026, BSG distributed all of its shares of our Common Stock, pro rata and for no consideration, to its members, following which BSG ceased to beneficially own any shares of our Common Stock and filed Amendment No. 1 to its Schedule 13D on or about May 15, 2026 reflecting the disposition. The shares of our Common Stock distributed by BSG, including certain of the shares being registered for resale under this prospectus, remain subject to the contractual lock-up and leak-out restrictions set forth in the AFSA. Those restrictions generally provide that, subject to specified exceptions: (i) no sales may be made unless the volume-weighted average price of our Common Stock over the preceding 10 trading days exceeds $16.00 per share; (ii) for the 18-month period beginning April 27, 2026, a holder may sell in any calendar month no more than one-eighteenth (1/18th) of the total shares it received; (iii) sales in any calendar month may not exceed 5% of the average daily trading volume of our Common Stock over the preceding 10 trading days; (iv) no short sales of our Common Stock are permitted; and (v) the restrictions terminate if the closing price of our Common Stock exceeds $35.00 per share for two consecutive trading days. See “Selling Securityholders” and “Risk Factors.”

The Spin-Out. On April 15, 2026, in connection with the Business Combination, Coeptis reorganized substantially all of the assets and liabilities of its legacy biopharmaceutical operations (other than its interest in GEAR Therapeutics, Inc. (“GEAR”)) into a newly formed, wholly-owned subsidiary, Coeptis Holdings, Inc. (“CHI”), in exchange for 100% of the equity interests in CHI. Immediately prior to the consummation of the Business Combination, Coeptis declared and effected a one-for-one pro rata distribution of its equity interests in CHI to Coeptis stockholders of record as of January 2, 2026 (the “Spin-Out”). As a result of the Spin-Out, the legacy biopharmaceutical operations are held by CHI and do not form part of our consolidated business following the Business Combination.

GEAR Therapeutics. We retained our subsidiary GEAR following the Business Combination. In consideration for that retention, Coeptis issued 1,000,000 shares of Common Stock to CHI and granted CHI an option to acquire GEAR at its fair market value at the time of exercise. The option becomes exercisable on October 24, 2026 and remains exercisable for 24 months thereafter, with the exercise price payable, at CHI’s election, in cash, in shares of our Common Stock, or a combination thereof.

Board of Directors and Management. On the Closing Date, all directors and executive officers of Coeptis serving prior to the Effective Time resigned, and the directors designated by OpCo were appointed to our board of directors effective upon consummation of the Business Combination. David Halabu was appointed Chief Executive Officer and Brian Cogley was appointed Chief Financial Officer, and Ryan Schadel was appointed Chief Marketing Officer effective April 27, 2026. Our board of directors currently consists of four members: David Halabu, Adam Sohn, Bryan Fuerst, and Kenneth Cooper.

The Standby Equity Purchase Agreement

On November 1, 2024, the Company (then known as Coeptis Therapeutics Holdings, Inc.) entered into the SEPA with Yorkville, pursuant to which the Company has the right, but not the obligation, to sell to Yorkville up to $20,000,000 of shares of Common Stock, subject to the limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. Sales of Common Stockto Yorkville under the SEPA are at the Company’s election by delivery of written notices to Yorkville (each, an “Advance Notice,” and each sale pursuant thereto, an “Advance”). While there is no mandatory minimum amount for any Advance, an Advance may not exceed an amount equal to 100% of the average of the daily traded amount of the Common Stock during the five consecutive trading days immediately preceding the Advance Notice. Shares of Common Stock purchased pursuant to an Advance are purchased at a price equal to 95% of the lowest daily VWAP of the Common Stock during the three consecutive trading days commencing on the date of delivery of the Advance Notice, excluding any trading day on which the daily VWAP is less than a minimum acceptable price specified by the Company in the Advance Notice or on which there is no VWAP. “VWAP” means the daily volume weighted average price of the Common Stock for the applicable trading day on the Nasdaq Stock Market during regular trading hours, as reported by Bloomberg L.P.

As consideration for Yorkville’s commitment to purchase shares of Common Stock under the SEPA, the Company paid Yorkville a structuring fee of $25,000 and a commitment fee equal to 1% of the commitment amount, payable as to (i) 20,000 Commitment Shares issued on the date of the SEPA and (ii) $120,000 in cash or by way of an Advance on the date the Company has first received Advances in the aggregate amount of $5,000,000, which $120,000 payment has not been triggered as of the date of this prospectus. The Company also entered into a Registration Rights Agreement, dated November 1, 2024, with Yorkville, pursuant to which the Company agreed to register the resale of the shares of Common Stock issued or issuable to Yorkville under the SEPA, and the Original Registration Statement was filed in satisfaction of that obligation.

In connection with the SEPA, Yorkville advanced funds to the Company in exchange for a convertible promissory note in the aggregate principal amount of $1,304,758 (the “Yorkville Note”), which accrued interest at 8% per annum and matured on November 1, 2025. The Yorkville Note was satisfied in full during 2025, including through the issuance of shares of Common Stock upon conversion and the repayment of the remaining $218,750 principal balance, and no convertible promissory notes issued to Yorkville remain outstanding as of the date of this prospectus.

The SEPA provides that the Company may not issue or sell, and Yorkville may not purchase, shares of Common Stock that, when aggregated with all other shares of Common Stock then beneficially owned by Yorkville and its affiliates, would result in Yorkville beneficially owning more than 4.99% of the outstanding Common Stock. In addition, under applicable Nasdaq rules and the terms of the SEPA and the Yorkville Note, in no event may the Company issue to Yorkville shares of Common Stock in excess of 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the SEPA (the “Exchange Cap”), unless the Company obtains stockholder approval to issue shares in excess of the Exchange Cap in accordance with applicable Nasdaq rules. On December 18, 2024, at the Company’s 2024 annual meeting of stockholders, the Company’s stockholders approved, for purposes of Nasdaq Listing Rule 5635(d), the issuance of up to $20,000,000 of securities in connection with the SEPA, and as a result the Exchange Cap does not limit issuances under the SEPA up to that amount. As of the date of this prospectus, the Company has issued an aggregate of 435,896 shares of Common Stock to Yorkville under the SEPA and the Yorkville Note (including the Commitment Shares). See “Risk Factors.”

The SEPA automatically terminates on the earlier of (i) December 1, 2027 and (ii) the date on which the Company shall have made full issuances of Advances pursuant to the SEPA. The Company may terminate the SEPA at no cost or penalty upon five trading days’ prior written notice to Yorkville, provided that there are no outstanding Advance Notices for which shares of Common Stock remain to be issued. The foregoing summary is qualified in its entirety by reference to the SEPA and the Registration Rights Agreement, copies of which are incorporated by reference as exhibits to the Registration Statement.

The Committed Equity Forward Purchase Agreement

In addition to the SEPA, on May 29, 2026 we entered into a Committed Equity Forward Purchase Agreement (the “Purchase Agreement”) with Translucent Matter Inc., a British Virgin Islands company (the “CEFPA Purchaser”), under which we may, in our sole discretion, sell to the CEFPA Purchaser up to $50.0 million of shares of Common Stock from time to time over an 18-month commitment period, subject to the terms and conditions of the Purchase Agreement. Draws are subject to minimum and maximum amounts per draw, a price floor, an exchange cap of 19.99% of our outstanding Common Stock (absent shareholder approval in accordance with the rules of the Nasdaq Stock Market), and a beneficial ownership limitation. The purchase price for shares sold in each draw is at a discount to the volume-weighted average price of our Common Stock over a pricing period for that draw.

The shares issuable under the Purchase Agreement are being issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D thereunder, and are subject to a contractual lock-up of 9 months from the date such shares are issued. We have granted the CEFPA Purchaser certain registration rights with respect to those shares. The SEPA and the Purchase Agreement are separate arrangements with different counterparties; this prospectus relates only to the resale of shares acquired or acquirable by Yorkville under the SEPA.

RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, and under the heading “Risk Factors and Special Considerations” in our Current Report on Form 8-K filed on April 30, 2026, which are incorporated by reference in this prospectus and any prospectus supplement and may be amended, supplemented or superseded from time to time by our Quarterly Reports on Form 10-Q and other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only risks to which we are exposed. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occur, our business, results of operations and financial condition could suffer. In that case, the trading price of our securities could decline, and you could lose all or a part of your investment.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in any prospectus supplement, we currently intend to use the net proceeds from the sale of our securities offered under this prospectus for working capital and general corporate purposes. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

THE SECURITIES THAT WE MAY OFFER

We, directly or through underwriters, dealers, or agents designated by us from time to time, may offer, issue, and sell, together or separately, an indeterminate amount of:

●	shares of our Common Stock, par value $0.0001 per share;

●	shares of our preferred stock, par value $0.0001 per share;

●	debt securities

●	warrants to purchase shares of our Common Stock and/or shares of our preferred stock;

●	units consisting of two or more of the securities described above; or

●	rights to purchase shares of our Common Stock, shares of our preferred stock, warrants, or units.

The Common Stock, the preferred stock, the debt securities, the warrants, the units, and the rights to purchase shares of our Common Stock, shares of our preferred stock, warrants, debt securities, or units collectively are referred to in this prospectus as the “securities.”

We have summarized below the material terms of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the detailed terms of the securities offered by that supplement. If indicated in the prospectus supplement, the terms of the offered securities may differ from the terms summarized below.

This prospectus may not be used to sell our securities unless it is accompanied by the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following information describes the Common Stock, $0.0001 par value per share, and blank check preferred stock, $0.0001 par value per share, as well as certain provisions of our amended and restated certificate of incorporation, as amended (“Certificate of Incorporation”) and our second amended and restated bylaws (“Bylaws”). This description is only a summary. You should also refer to our Certificate of Incorporation and Bylaws, which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

Authorized and Outstanding Capital Stock

We have authorized 150,000,000 shares of Common Stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share. As of the date of this prospectus, we had 51,474,007  shares of our Common Stock outstanding.

Common Stock

The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs. Our Common Stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stockholders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

We refer you to our Certificate of Incorporation, Bylaws and the applicable statutes of the state of Delaware for a more complete description of the rights and liabilities of holders of our securities. All material terms of our Common Stock have been addressed in this section.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, $0.0001 par value. Our board of directors is authorized, without further shareholder approval, to issue shares of preferred stock in one or more series and to fix the designations, powers, preferences and rights of the shares of each such series, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, and the number of shares constituting any series. The availability of authorized but unissued “blank-check” preferred stock could, under certain circumstances, discourage, delay or prevent a change in control, including through the issuance of a series of preferred stock with rights and preferences that could impede the consummation of a merger, tender offer or proxy contest or otherwise make it more difficult for a third party to obtain control of us.

Options and Restricted Stock

As of the date of this prospectus, the Company has 700,000 unvested stock options outstanding.

As of the date of this prospectus, the Company has no restricted stock outstanding.

Other Convertible Securities

As of the date of this prospectus, we do not have any outstanding convertible securities.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information, as of June 25, 2026, with respect to compensation plans under which our equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	933,066	$20.90	6,788,035
Equity compensation plans not approved by security holders	—	—	—
Total	933,066	$20.90	6,788,035

(1)	Consists of shares of Common Stock issuable upon the exercise of outstanding options granted under the Z Squared Inc. 2025 Incentive Compensation Plan (the "2025 Plan"), which was approved by our stockholders. No awards remain outstanding under our predecessor 2022 Equity Incentive Plan.

(2)	Represents shares of Common Stock available for future issuance under the 2025 Plan. The 2025 Plan provides that the aggregate number of shares of Common Stock that may be issued or transferred pursuant to awards thereunder shall not exceed fifteen percent (15%) of the number of shares of Common Stock issued and outstanding from time to time, subject to adjustment as provided in the 2025 Plan; provided that the maximum number of shares that may be delivered upon exercise of incentive stock options is 300,000, subject to adjustment. Because the share reserve adjusts automatically based on the number of shares of Common Stock outstanding from time to time, the number reflected in column (c) is calculated based on 51,474,007 shares of Common Stock outstanding as of June 25, 2026.

Transfer Agent

The stock transfer agent for our securities is Continental Stock Transfer & Trust Company.

Anti-Takeover Effects of Our Charter Documents and Delaware Law

We are subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three (3) years following the date that such stockholder became an interested stockholder. For purposes of Section 203, a “business combination” includes, among other things, a merger or consolidation, sale of assets, and certain other transactions with or proposed by an interested stockholder. An “interested stockholder” is generally defined as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person. Subject to certain exceptions, Section 203 is applicable unless: (i) before such person became an interested stockholder, the Board approved the transaction in which the interested stockholder became an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or (iii) on or subsequent to such time, the business combination is approved by the Board and authorized by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder. The following is a brief description of the provisions in our Certificate of Incorporation and Bylaws that could have an effect of delaying, deferring, or preventing a change in control of the Company.

Authorized Shares

Our Certificate of Incorporation, as amended, authorize 150,000,000 shares of Common Stock, $0.0001 par value, and 10,000,000 shares of preferred stock, $0.0001 par value per share. Our board of directors may issue shares of preferred stock in one or more series and fix the rights and preferences of any such series without shareholder approval. The availability of authorized but unissued common and “blank-check” preferred stock could, among other things, render more difficult or discourage an attempt to obtain control of the Company through a proxy contest, tender offer, merger or otherwise.

No Cumulative Voting

Neither our Certificate of Incorporation nor our Bylaws provide for cumulative voting in the election of directors. Accordingly, holders of a majority of the shares entitled to vote in any election of directors can elect all of the directors standing for election. (See our Bylaws and Certificate of Incorporation.)

Written Consent Prohibition

No Action by Written Consent Our Certificate of Incorporation provides that, subject to the rights of holders of any outstanding series of preferred stock, stockholders may not take action by written consent in lieu of a meeting. All stockholder actions must be taken at a duly called annual or special meeting. This provision may prevent stockholders from initiating or approving stockholder proposals outside the context of a properly noticed and convened meeting and may delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors.

Number of Directors; Vacancies; Removal

Our Certificate of Incorporation and Bylaws provide that the number of directors may be increased or decreased by the Board of Directors. Our Certificate of Incorporation and Bylaws provide that the Board of Directors has the exclusive right to fill any vacancy on the board, whether arising from death, disability, resignation, disqualification, removal, or otherwise, or resulting from an expansion of the board, with the appointee serving until the next annual election of directors and until his or her successor is elected and qualified. Stockholders may not fill vacancies on the Board of Directors. Our Bylaws also provide that any director or the entire board may be removed, with or without cause, by the vote of stockholders representing not less than a majority of the outstanding voting power. The Board’s exclusive authority over vacancies, combined with the prohibition on stockholder written consent, could make it more difficult for stockholders to remove incumbent directors or to effect a change in control of the board.

Preferred Stock Designation

The board’s authority to designate preferred stock illustrates the flexibility to issue preferred shares with rights that could, among other things, delay or prevent a change of control.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt, and any such debt securities may be secured or unsecured. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger, and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition, or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt, or any combination thereof, and the terms of any subordination;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate, and the date interest will begin to accrue, the dates interest will be payable, and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities, and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities, and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities, the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities, and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period, and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger, or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option, and the terms and conditions upon which the election may be made;

●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale, or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights, or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Common Stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder, or at our option. We may include provisions pursuant to which the number of shares of our Common Stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger, or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer, or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration, or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency, or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies, only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses, and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request, and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect, or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger, or Sale;”

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions, or provisions such new covenants, restrictions, conditions, or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions, or provisions an event of default, or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification, or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost, or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Subordination of Subordinated Debt Securities

Upon any distribution of our assets upon our dissolution, winding up, liquidation, or reorganization, the payment of the principal of (and premium, if any) and interest on any debt securities denominated as subordinated debt securities is to be subordinated, to the extent provided in the indenture, in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), but our obligation to holders to make payment of the principal of (and premium, if any) and interest on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), interest, or sinking fund, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), interest, and sinking fund, if any, on Senior Indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment from us is received by the trustee in respect of subordinated debt securities, or by the holders of any such subordinated debt securities, before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The related indenture will provide that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture. The prospectus supplement accompanying any series of subordinated debt securities will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses, and liabilities that it might incur. We will name the trustee for any series of debt securities in the applicable prospectus supplement.

Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of debt securities, provided that a successor trustee is appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium, or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of Delaware, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants, as well as any warrant agreement that contains the terms of the warrants. We urge you to read the applicable prospectus supplements related to the warrants that we may sell under this prospectus, as well as the complete warrant agreements that will contain the terms of any warrants.

We may issue warrants to purchase shares of our Common Stock or preferred stock. Such warrants may be issued in one or more series, independently or together with shares of Common Stock or preferred stock or other equity or debt securities and may be attached or separate from such securities. The warrants may also be in the form of pre-funded warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We may issue warrants directly or under a separate warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of warrants.

The applicable prospectus supplement and the applicable warrant agreement will describe the particular terms of any series of warrants we may issue, including the following:

●	the title of such warrants;

●	the aggregate number of such warrants offered;

●	the price or prices at which such warrants will be issued;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase Common Stock or preferred stock, the number of shares of Common Stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

●	whether such warrants will be issued in registered form or bearer form;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	the terms of the securities issuable upon exercise of the warrants;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	if applicable, a discussion of certain federal United States income tax considerations; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent, if any, may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive distributions or dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

DESCRIPTION OF RIGHTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. We may issue rights to our stockholders to purchase shares of our Common Stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights. The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

●	the date for determining the persons entitled to participate in the rights distribution;

●	the exercise price for the rights;

●	the aggregate number or amount of underlying securities purchasable upon exercise of the rights;

●	the number of rights issued to each stockholder and the number of rights outstanding, if any;

●	the extent to which the rights are transferable;

●	any conditions to completing the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

●	anti-dilution provisions of the rights, if any; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of Common Stock, preferred stock, warrants to purchase Common Stock or any combination of such securities. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of an agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of such agreement and the unit certificate, if applicable, relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

●	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities from time to time, by a variety of methods, including the following:

●	on any national securities exchange or quotation service on which our securities may be listed at the time of sale, including Nasdaq;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchange or in the over-the-counter market, which may include privately negotiated transactions and sales directly to one or more purchasers;

●	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	through underwriters, broker-dealers, agents, in privately negotiated transactions, or any combination of these methods;

●	through short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any of these methods; or

●	by any other method permitted pursuant to applicable law.

The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of the underwriters, dealers or agents, if any;

●	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

●	any over-allotment or other options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best-efforts basis and a dealer will purchase securities as a principal and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum amount of underwriting compensation, including underwriting discounts and commissions, to be paid in connection with any offering of securities pursuant to this prospectus may not exceed 8% of the aggregate principal amount of securities offered. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses. The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at-the-market offerings into an existing trading market in accordance with rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, or borrowed from us or others to settle those sales or to close out any related open borrowings of Common Stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of our Common Stock. In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or provide services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Zarif Law Group P.C.

EXPERTS

The consolidated financial statements of Z Squared OpCo Inc. as of December 31, 2025 and 2024, and for each of the years then ended, incorporated by reference in this prospectus from our Current Report on Form 8-K/A, have been audited by Stephano Slack LLC, an independent registered public accounting firm, as set forth in its report thereon (which report contains an explanatory paragraph expressing substantial doubt about the ability of Z Squared OpCo Inc. to continue as a going concern). Such consolidated financial statements are incorporated by reference herein in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Coeptis Therapeutics Holdings, Inc. (now known as Z Squared Inc.) as of December 31, 2025 and 2024, and for each of the years then ended, incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2025, have been audited by Astra Audit & Advisory, LLC, an independent registered public accounting firm, as set forth in its report thereon (which report contains an explanatory paragraph expressing substantial doubt about the Company's ability to continue as a going concern). Such consolidated financial statements are incorporated by reference herein in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that directors and officers of Delaware corporations may, under certain circumstances, be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. The DGCL also provides that directors and officers may also be indemnified against expenses (including attorneys’ fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Further, Article VI of our second amended and restated bylaws contains provisions that allow the Company to indemnify its officers, directors, employees, and agents.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by directors, officers, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Z Squared Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 6, 2026)

Z Squared Inc.

Up to $300,000,000

Shares of Common Stock

We have entered into a sales agreement, dated as of July 6, 2026 (the “Sales Agreement), with Roth Capital Partners, LLC (the “Agent”), relating to shares of our common stock, par value $0.0001 per share (the “Common Stock”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our Common Stock, having an aggregate offering price of up to $300,000,000 from time to time through the Agent, acting as our exclusive sales agent or principal, at our discretion.

Our Common Stock is listed on the Nasdaq Global Market and trades under the symbol “ZSQR”. The last reported sale price of our Common Stock on the Nasdaq Global Market on July 2, 2026, was $10.99 per share.

Sales of our Common Stock, if any, under this prospectus supplement and accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Agent is not required to sell any specific number or dollar amount of securities but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Agent for sales of Common Stock sold pursuant to the Sales Agreement will be an amount equal to 3.00% of the gross proceeds of any shares of Common Stock sold under the Sales Agreement. In connection with the sale of the Common Stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agent with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read “Risk Factors” on page S-8 of this prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Agent

Roth Capital Partners

The date of this prospectus supplement is July 6, 2026

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying base prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying base prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information contained in this prospectus supplement is accurate only as of the date on the front cover page of this prospectus supplement, or other earlier date stated in this prospectus supplement, regardless of the time of delivery of this prospectus supplement or of any sale of our securities.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus supplement and the accompanying base prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement applicable to that jurisdiction.

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ABOUT THIS PROSPECTUS

This prospectus supplement and the accompanying prospectus form part of an automatic shelf registration statement on Form S-3ASR that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, utilizing a “shelf” registration process. This document consists of two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. In general, when we refer only to the prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information.” These documents contain information you should carefully consider when deciding whether to invest in our securities.

This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on information contained in this prospectus supplement, provided that if any statement in, or incorporated by reference into, one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus supplement only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus supplement.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein, or any free writing prospectuses we may provide to you in connection with this offering. Neither we nor the Agent have authorized anyone to provide you with any different information. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Shares to which it relates, nor does this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “Z Squared,” the “Company,” “we,” “us,” “our” or similar references to refer to Z Squared Inc. together with any subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3ASR under the Securities Act of 1933, as amended (the “Securities Act”). We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any document that we file with the SEC, including the registration statement and exhibits to the registration statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. These documents may also be accessed on our web site athttps://ir.zsquaredinc.com/. Information contained on our web site is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information contained on our web site to be part of this prospectus supplement or the accompanying prospectus. Information contained on or accessible through our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus is an inactive textual reference only.

This prospectus supplement and the accompanying prospectus are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Other documents establishing the terms of the securities offered are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3ASR or under cover of a Current Report on Form 8-K and incorporated into this prospectus supplement by reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus supplement and the accompanying prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 19, 2026 (the “2025 Form 10-K”);

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 15, 2026 (the “Q1 2026 Form 10-Q”);

●	our Current Report on Form 8-K filed with the SEC on April 30, 2026, and Amendment No. 1 to our Current Report on Form 8-K/A filed with the SEC on June 1, 2026, in each case reporting the Business Combination and related transactions and including the description of our business, the audited consolidated financial statements of Z Squared OpCo Inc. as of and for the fiscal years ended December 31, 2025 and 2024 (together with the report of Stephano Slack LLC, including the going concern explanatory paragraph), the related management’s discussion and analysis, and the unaudited pro forma condensed combined financial information prepared in accordance with Article 11 of Regulation S-X giving effect to the Business Combination;

●	our Current Reports on Form 8-K filed with the SEC on January 16, 2026, February 4, 2026, February 12, 2026, April 8, 2026, April 24, 2026, April 28, 2026, May 1, 2026, May 21, 2026, May 22, 2026, June 4, 2026 and June 26, 2026 (excluding, in each case, any information furnished under Item 2.02 or Item 7.01 and any related exhibits furnished under Item 9.01); and

●	the description of our securities set forth under the heading “Description of Capital Stock” in our Current Report on Form 8-K filed with the SEC on April 30, 2026, including any amendment or report filed for the purpose of updating that description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Post-Effective Amendment and prior to effectiveness of this Post-Effective Amendment, and all such documents filed after the date of this prospectus and prior to the termination or completion of the offering of the Shares hereunder (in each case, excluding any information furnished rather than filed), shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in this prospectus or in a document incorporated or deemed incorporated by reference shall be deemed modified or superseded to the extent that a statement contained herein or in any subsequently filed document modifies or supersedes such statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless the exhibits are specifically incorporated by reference into those documents. Requests should be directed to:

Z Squared Inc.

550 South Andrews Ave. Ste #700

Fort Lauderdale, Florida 33301

Attn: Corporate Secretary

(954) 400-9994

These documents are also available through the SEC’s website at www.sec.gov and on our website at www.zsquaredinc.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This registration statement, of which this prospectus forms a part, contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical fact contained herein, including statements regarding our business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies are forward-looking statements. Words such as “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “is confident that,” “may,” “plans,” “seeks,” “projects,” “targets,” and “would,” and their opposites and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will actually be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	our ability to continue as a going concern and to obtain the financing necessary to fund our operations and growth strategy;

●	our need to raise additional capital, which may not be available on acceptable terms or at all, including under the SEPA;

●	volatility in the prices of Dogecoin, Litecoin, and other digital assets, and in the price of our Common Stock, due to changes in the capital markets, our industry, or our capital structure;

●	our ability to operate our digital asset mining infrastructure profitably, including in periods in which prevailing Dogecoin prices are below our estimated breakeven level, and the effect of changes in network difficulty, hash rate, and energy costs on our mining output and margins;

●	the anticipated performance and useful life of our ASIC mining hardware fleet, the assumptions underlying the valuation of that fleet, and our plans for hardware upgrades or replacement;

●	our ability to execute our strategy to expand into AI, high-density compute, data center, and power generation infrastructure, including our “acquire-and-convert” strategy and our publicly announced goal of developing approximately 100 MW of AI-ready inference capacity over an approximately 18-month period;

●	our ability to execute on our acquisition strategy and integrate acquired businesses and assets successfully, including the proposed acquisition of SkyCore Digital LLC (“SkyCore”), and to consummate the related financing;

●	our dependence on Minting Dome Inc. (“Minting Dome”) as our sole provider of hosting, power, and infrastructure services under our master services agreement, and the effect of any change in, or termination of, that arrangement;

●	risks relating to the custody of our digital assets, including our reliance on third-party custodians;

●	our ability to remediate the material weakness in our internal control over financial reporting and to maintain effective internal control and disclosure controls and procedures;

●	our ability to retain key personnel and effectively manage growth;

●	the effect of future sales of our Common Stock by the Selling Securityholders, including the former members of BSG Series CM, LLC (“BSG”), the lock-up and leak-out restrictions to which those shares are subject, and any effect on us of the pending SEC enforcement action to which BSG, our former principal stockholder, is a party;

●	the dilutive effect of issuances of our Common Stock to Yorkville under the SEPA and the effect of resales of those shares on the market price of our Common Stock;

●	risks associated with the digital asset mining and computing infrastructure industries, including competition, cyclicality, technological change, and concentration;

●	the impact of economic conditions, inflation, and interest rate trends on our operations;

●	the regulatory environment applicable to cryptocurrency mining, computing infrastructure, and power generation in the United States;

●	potential disruptions due to cybersecurity incidents or system failures;

●	risks associated with legal proceedings and compliance obligations;

●	our ability to maintain the listing of our Common Stock on the Nasdaq Global Market; and

●	other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors,” and in the documents incorporated by reference herein, including our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of the Company prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before deciding to invest in our securities. Before you decide to invest in our securities, you should read this entire prospectus supplement and the accompanying prospectus carefully, any related free writing prospectus that we have authorized for use in connection with the offering and the documents incorporated by reference herein, including the information under the heading “Risk Factors.”

Overview2

Z Squared Inc. (“Z Squared,” the “Company,” “we,” “us,” or “our”) is a computing and digital infrastructure company. Our current operations consist primarily of digital asset mining focused on the generation of Dogecoin (DOGE) and Litecoin (LTC) through merged mining using Scrypt-algorithm ASIC hardware, conducted across six mining facilities located in North Carolina, South Carolina, and Iowa.

We are pursuing a strategic expansion of our business beyond digital asset mining and into artificial intelligence (AI) and high-density compute (HPC) infrastructure, data center development, and power generation. As the initial phase of this strategy, we have publicly announced a goal of developing approximately 100 MW of AI-ready inference capacity over an approximately 18-month period, which we intend to pursue principally through an “acquire-and-convert” strategy of acquiring existing sites and power and infrastructure assets and converting or developing them to support AI, HPC, and data center operations. We have limited or no operating history in these expansion business lines, and there can be no assurance that we will implement this strategy successfully or at all, or that it will achieve the results we anticipate.

Following the completion of the business combination described below (the “Business Combination”) on April 24, 2026, Coeptis Therapeutics Holdings, Inc. (“Coeptis”) changed its corporate name to Z Squared Inc. on April 27, 2026, and our Common Stock began trading on the Nasdaq Global Market under the symbol “ZSQR” on April 27, 2026 (previously trading under the symbol “COEP”). Our principal executive offices are located at 550 South Andrews Ave., Suite 700, Fort Lauderdale, Florida 33301; telephone: (954) 400-9994.

Our mining hardware fleet consists of 9,800 operational ASIC miners, including 8,228 Bitmain Antminer L7 units, 849 Bitmain Antminer L9 units, and 723 ElphaPex DG1+ units, which we acquired from BSG Series CM, LLC, a South Carolina limited liability company (“BSG”), at the closing of the Business Combination on April 24, 2026.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, and we expect to require substantial additional capital to fund the deployment and operation of our mining fleet. See “Risk Factors — Risks Related to Our Financial Condition and Going Concern.”

Our Common Stock is listed on the Nasdaq Global Market under the symbol “ZSQR.” Our principal executive offices are located at 550 South Andrews Ave., Suite 700, Fort Lauderdale, Florida 33301; telephone (954) 400-9994.

The Business Combination

The Merger Agreement and the Merger. On April 25, 2025, Coeptis Therapeutics Holdings, Inc., a Delaware corporation (“Coeptis”), CP Merger Sub, Inc., a Wyoming corporation and wholly-owned direct subsidiary of Coeptis (“Merger Sub”), and Z Squared Inc., a Wyoming corporation, entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”). Pursuant to the Merger Agreement, on April 24, 2026 (the “Closing Date”), Merger Sub merged with and into the Wyoming Z Squared entity, which survived as a wholly-owned subsidiary of Coeptis and, pursuant to the articles of merger, changed its name to Z Squared OpCo Inc. (“OpCo”) (the “Business Combination”). On April 27, 2026, Coeptis amended its certificate of incorporation to change its corporate name to Z Squared Inc. (the post-Business Combination public parent company, referred to herein as the “Company,” “we,” “us,” or “our”), and on the same date the trading symbol for our Common Stock on the Nasdaq Global Market changed from “COEP” to “ZSQR.”

Merger Consideration. At the effective time of the Business Combination (the “Effective Time”), the former stockholders of OpCo received, in the aggregate, 43,877,497 shares of our Common Stock, representing the “Applicable Percentage” (as defined in the Merger Agreement) of our issued and outstanding Common Stock, calculated on a fully-diluted basis as provided in the Merger Agreement. The Business Combination was intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

[2]	To be updated.

Shares Outstanding. Following the Effective Time, we had 51,431,493 shares of Common Stock issued and outstanding.

Accounting Treatment. The Business Combination is accounted for as a reverse merger under U.S. GAAP (ASC 805-40), with OpCo treated as the accounting acquirer for financial reporting purposes. Accordingly, the historical financial statements of OpCo, rather than those of Coeptis, are the historical financial statements of the Company for periods prior to the Business Combination, and our consolidated financial statements following the Business Combination reflect the assets, liabilities, and operations of OpCo, together with the operations of the combined company from the Closing Date. The audited financial statements and related management’s discussion and analysis of OpCo, and the unaudited pro forma condensed combined financial information giving effect to the Business Combination, are incorporated by reference herein from our Current Report on Form 8-K/A. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 reflects Coeptis on a standalone, pre-Business Combination basis and does not consolidate OpCo. As a result of the issuance of our Common Stock in the Business Combination, a change of control of the Company occurred on the Closing Date.

For a more complete description of the Business Combination, our corporate history, and our business operations, see “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

The Asset Contribution and the BSG Distribution. In connection with the Business Combination, BSG Series CM, LLC, a South Carolina limited liability company (“BSG”), contributed to OpCo a fleet of 9,800 ASIC miners pursuant to the Amended and Restated Asset-For-Share Exchange Agreement, dated June 24, 2025, between BSG Series CM, LLC and Z Squared Inc., as amended by the First Amendment to the Amended and Restated Asset-For-Share Exchange Agreement, dated February 10, 2026, as further amended by the Second Amendment to the Amended and Restated Asset-For-Share Exchange Agreement, between BSG Series CM, LLC and Z Squared Inc. dated April 23, 2026 (the “AFSA”) in exchange for shares of OpCo common stock. The AFSA ascribed a value of $660,300,000 to the contributed fleet (the “Z Squared Asset Value”). Upon consummation of the Business Combination, the OpCo shares held by BSG were converted into shares of our Common Stock, and immediately following the Closing, BSG held 41,521,276 shares of our Common Stock, representing approximately 80.73% of our then-outstanding Common Stock. The issuance of the shares of our Common Stock to BSG in connection with the Business Combination was registered under the Securities Act on the Company’s Registration Statement on Form S-4 (File No. 333-288329). The shares of our Common Stock offered for resale under this prospectus were subsequently distributed by BSG to its members and are being registered for resale because they are not otherwise freely tradable in the hands of the Selling Securityholders. On April 30, 2026, BSG distributed all of its shares of our Common Stock, pro rata and for no consideration, to its members, following which BSG ceased to beneficially own any shares of our Common Stock and filed Amendment No. 1 to its Schedule 13D on or about May 15, 2026 reflecting the disposition. The shares of our Common Stock distributed by BSG, including certain of the shares being registered for resale under this prospectus, remain subject to the contractual lock-up and leak-out restrictions set forth in the AFSA. Those restrictions generally provide that, subject to specified exceptions: (i) no sales may be made unless the volume-weighted average price of our Common Stock over the preceding 10 trading days exceeds $16.00 per share; (ii) for the 18-month period beginning April 27, 2026, a holder may sell in any calendar month no more than one-eighteenth (1/18th) of the total shares it received; (iii) sales in any calendar month may not exceed 5% of the average daily trading volume of our Common Stock over the preceding 10 trading days; (iv) no short sales of our Common Stock are permitted; and (v) the restrictions terminate if the closing price of our Common Stock exceeds $35.00 per share for two consecutive trading days. See “Selling Securityholders” and “Risk Factors.”

The Spin-Out. On April 15, 2026, in connection with the Business Combination, Coeptis reorganized substantially all of the assets and liabilities of its legacy biopharmaceutical operations (other than its interest in GEAR Therapeutics, Inc. (“GEAR”)) into a newly formed, wholly-owned subsidiary, Coeptis Holdings, Inc. (“CHI”), in exchange for 100% of the equity interests in CHI. Immediately prior to the consummation of the Business Combination, Coeptis declared and effected a one-for-one pro rata distribution of its equity interests in CHI to Coeptis stockholders of record as of January 2, 2026 (the “Spin-Out”). As a result of the Spin-Out, the legacy biopharmaceutical operations are held by CHI and do not form part of our consolidated business following the Business Combination.

GEAR Therapeutics. We retained our subsidiary GEAR following the Business Combination. In consideration for that retention, Coeptis issued 1,000,000 shares of Common Stock to CHI and granted CHI an option to acquire GEAR at its fair market value at the time of exercise. The option becomes exercisable on October 24, 2026 and remains exercisable for 24 months thereafter, with the exercise price payable, at CHI’s election, in cash, in shares of our Common Stock, or a combination thereof.

Board of Directors and Management. On the Closing Date, all directors and executive officers of Coeptis serving prior to the Effective Time resigned, and the directors designated by OpCo were appointed to our board of directors effective upon consummation of the Business Combination. David Halabu was appointed Chief Executive Officer and Brian Cogley was appointed Chief Financial Officer, and Ryan Schadel was appointed Chief Marketing Officer effective April 27, 2026. Our board of directors currently consists of four members: David Halabu, Adam Sohn, Bryan Fuerst, and Kenneth Cooper.

The Standby Equity Purchase Agreement

On November 1, 2024, the Company (then known as Coeptis Therapeutics Holdings, Inc.) entered into the SEPA with Yorkville, pursuant to which the Company has the right, but not the obligation, to sell to Yorkville up to $20,000,000 of shares of Common Stock, subject to the limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. Sales of Common Stock to Yorkville under the SEPA are at the Company’s election by delivery of written notices to Yorkville (each, an “Advance Notice,” and each sale pursuant thereto, an “Advance”). While there is no mandatory minimum amount for any Advance, an Advance may not exceed an amount equal to 100% of the average of the daily traded amount of the Common Stock during the five consecutive trading days immediately preceding the Advance Notice. Shares of Common Stock purchased pursuant to an Advance are purchased at a price equal to 95% of the lowest daily VWAP of the Common Stock during the three consecutive trading days commencing on the date of delivery of the Advance Notice, excluding any trading day on which the daily VWAP is less than a minimum acceptable price specified by the Company in the Advance Notice or on which there is no VWAP. “VWAP” means the daily volume weighted average price of the Common Stock for the applicable trading day on the Nasdaq Stock Market during regular trading hours, as reported by Bloomberg L.P.

As consideration for Yorkville’s commitment to purchase shares of Common Stock under the SEPA, the Company paid Yorkville a structuring fee of $25,000 and a commitment fee equal to 1% of the commitment amount, payable as to (i) 20,000 Commitment Shares issued on the date of the SEPA and (ii) $120,000 in cash or by way of an Advance on the date the Company has first received Advances in the aggregate amount of $5,000,000, which $120,000 payment has not been triggered as of the date of this prospectus. The Company also entered into a Registration Rights Agreement, dated November 1, 2024, with Yorkville, pursuant to which the Company agreed to register the resale of the shares of Common Stock issued or issuable to Yorkville under the SEPA, and the Original Registration Statement was filed in satisfaction of that obligation.

In connection with the SEPA, Yorkville advanced funds to the Company in exchange for a convertible promissory note in the aggregate principal amount of $1,304,758 (the “Yorkville Note”), which accrued interest at 8% per annum and matured on November 1, 2025. The Yorkville Note was satisfied in full during 2025, including through the issuance of shares of Common Stock upon conversion and the repayment of the remaining $218,750 principal balance, and no convertible promissory notes issued to Yorkville remain outstanding as of the date of this prospectus.

The SEPA provides that the Company may not issue or sell, and Yorkville may not purchase, shares of Common Stock that, when aggregated with all other shares of Common Stock then beneficially owned by Yorkville and its affiliates, would result in Yorkville beneficially owning more than 4.99% of the outstanding Common Stock. In addition, under applicable Nasdaq rules and the terms of the SEPA and the Yorkville Note, in no event may the Company issue to Yorkville shares of Common Stock in excess of 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the SEPA (the “Exchange Cap”), unless the Company obtains stockholder approval to issue shares in excess of the Exchange Cap in accordance with applicable Nasdaq rules. On December 18, 2024, at the Company’s 2024 annual meeting of stockholders, the Company’s stockholders approved, for purposes of Nasdaq Listing Rule 5635(d), the issuance of up to $20,000,000 of securities in connection with the SEPA, and as a result the Exchange Cap does not limit issuances under the SEPA up to that amount. As of the date of this prospectus, the Company has issued an aggregate of 435,896 shares of Common Stock to Yorkville under the SEPA and the Yorkville Note (including the Commitment Shares). See “Risk Factors.”

The SEPA automatically terminates on the earlier of (i) December 1, 2027 and (ii) the date on which the Company shall have made full issuances of Advances pursuant to the SEPA. The Company may terminate the SEPA at no cost or penalty upon five trading days’ prior written notice to Yorkville, provided that there are no outstanding Advance Notices for which shares of Common Stock remain to be issued. The foregoing summary is qualified in its entirety by reference to the SEPA and the Registration Rights Agreement, copies of which are incorporated by reference as exhibits to the Registration Statement.

The Committed Equity Forward Purchase Agreement

In addition to the SEPA, on May 29, 2026 we entered into a Committed Equity Forward Purchase Agreement (the “Purchase Agreement”) with Translucent Matter Inc., a British Virgin Islands company (the “CEFPA Purchaser”), under which we may, in our sole discretion, sell to the CEFPA Purchaser up to $50.0 million of shares of Common Stock from time to time over an 18-month commitment period, subject to the terms and conditions of the Purchase Agreement. Draws are subject to minimum and maximum amounts per draw, a price floor, an exchange cap of 19.99% of our outstanding Common Stock (absent shareholder approval in accordance with the rules of the Nasdaq Stock Market), and a beneficial ownership limitation. The purchase price for shares sold in each draw is at a discount to the volume-weighted average price of our Common Stock over a pricing period for that draw.

The shares issuable under the Purchase Agreement are being issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D thereunder, and are subject to a contractual lock-up of 9 months from the date such shares are issued. We have granted the CEFPA Purchaser certain registration rights with respect to those shares. The SEPA and the Purchase Agreement are separate arrangements with different counterparties; this prospectus relates only to the resale of shares acquired or acquirable by Yorkville under the SEPA.

THE OFFERING

Common Stock offered by us	Shares of our Common Stock having an aggregate offering price of up to $300,000,000.

Manner of Offering	“At the Market Offering” that may be made from time to time through or to, the Agent, as sales agent or principal. See “Plan of Distribution” on page S-14

Common Stock outstanding immediately before offering (1)	51,474,007 shares of Common Stock

Common Stock outstanding immediately after offering (1)	78,771,550 shares of Common Stock assuming 27,297,543 shares of Common Stock are sold, based on an assumed offering price of $10.99 per share, which was the closing price of our Common Stock on the Nasdaq Global Market on July 2, 2026. The actual number of shares of our Common Stock issued will vary depending on the sales price under this offering.

Use of Proceeds	We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. See ’‘Use of Proceeds” on page S-12 of this prospectus supplement.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement for a discussion of factors you should consider carefully when making an investment decision.

Exchange Listing	Our Common Stock is traded on Nasdaq Global Market under the symbol “ZSQR.”

Transfer Agent	The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company.

(1)	The number of shares of Common Stock is based on 51,474,007 shares outstanding as of July 2, 2026 and does not include the following:

●	700,000 issued but unvested restricted stock units issued under the 2025 Plan; and

●	100,000 shares of Common Stock issuable pursuant to outstanding warrants.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options or warrants described above.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our Common Stock, you should carefully consider the risks described below and the other information contained in this prospectus supplement and the accompanying prospectus, including the risk factors set forth under the caption “Risk Factors” in the accompanying prospectus, the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2025, as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in our other filings with the SEC made pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act that are incorporated by reference herein and therein, together with all other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes. The risks and uncertainties described below and in the documents incorporated by reference are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations. If any of these risks actually occurs, our business, financial condition, results of operations, and prospects could be materially and adversely affected, the trading price of our Common Stock could decline, and you could lose all or part of your investment.

Risks Related to This Offering and Our Common Stock

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management regarding the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, results of operations, and cash flows.

You will experience immediate and substantial dilution in the net tangible book value per share of the Common Stock you purchase, and you may experience further dilution as a result of future equity offerings.

The offering price per share in this offering may exceed the historical and pro forma as adjusted net tangible book value per share of our Common Stock outstanding prior to this offering. If you purchase shares of our Common Stock in this offering at a price per share that is substantially higher than our pro forma as adjusted net tangible book value per share, you will suffer immediate and substantial dilution in the net tangible book value of the Common Stock you purchase. See the section entitled “Dilution” below for a more detailed illustration of the dilution you may incur if you participate in this offering. Because the sales of the shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary, and these variations may be significant. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

In addition, to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering, and we may do so in transactions that are dilutive to investors in this offering. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. You will also incur dilution upon the exercise of any outstanding stock options or warrants and upon the issuance of shares of Common Stock under our equity incentive plans. The further issuance of shares of Common Stock upon conversion of any outstanding or future shares of our preferred stock would result in additional dilution.

The Common Stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares of Common Stock in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares of Common Stock sold in this offering, and there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

It is not possible to predict the actual number of shares we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Agent after we deliver a sales notice will fluctuate based on a number of factors, including the market price of our Common Stock during the sales period, the limits we set with the Agent in any sales notice, and the demand for our Common Stock during the sales period. Because the price per share of each share sold will fluctuate during the term of the Sales Agreement, it is not currently possible to predict the number of shares that will be sold or the aggregate gross proceeds to be raised in connection with those sales. In addition, because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, commissions, and net proceeds to us, if any, are not determinable at this time.

A substantial number of shares of Common Stock may be sold in the market following this offering, which may depress the market price of our Common Stock.

The shares of Common Stock sold in this offering may be resold in the public market at any time. In addition, a substantial number of shares of our Common Stock distributed by BSG to its members in connection with the Business Combination, and other shares of our Common Stock that are currently outstanding but have not been registered for resale, may be eligible for resale in the public market from time to time, including in reliance on Rule 144 under the Securities Act and pursuant to effective resale registration statements, subject in the case of the shares distributed by BSG to the contractual lock-up and leak-out restrictions set forth in the AFSA. Sales of a substantial number of these shares in the public market following this offering, or the perception that those sales may occur, could cause the market price of our Common Stock to decline and could impair our ability to raise capital through future sales of equity securities.

We do not intend to pay dividends on our Common Stock, so any return on investment may be limited to the value of our Common Stock.

We have never declared or paid cash dividends on our Common Stock and do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our results of operations, financial condition, capital requirements, contractual restrictions, and other factors our board of directors deems relevant. As a result, capital appreciation, if any, of our Common Stock will be your sole source of gain for the foreseeable future, and you may never receive a return on your investment.

USE OF PROCEEDS

We may offer and sell shares of our Common Stock having aggregate sales proceeds of up to $300 million from time to time. The amount of proceeds we receive, if any, will depend on the actual number of shares of our Common Stock sold and the market price at which such shares are sold. There can be no assurance that we will be able to sell any shares or fully utilize the Sales Agreement with the Agent as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the net proceeds to us, if any, are not determinable at this time.

The precise amount and timing of the application of such net proceeds will depend upon our funding requirements and the availability and cost of other funds. Our board of directors and management will have considerable discretion in the application of the net proceeds from this offering, and it is possible that we may allocate the proceeds differently than investors in the offering may desire or that we may fail to maximize the return on these proceeds. You will be relying on the judgment of our management with regard to the use of proceeds from this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

DIVIDEND POLICY

We have never declared or paid dividends on our Common Stock. We do not anticipate paying any dividends on our Common Stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. Any future determination to declare dividends will be subject to the discretion of our Board of Directors and will depend on various factors, including applicable laws, our results of operations, financial condition, future prospects and any other factors deemed relevant by our Board of Directors.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

We are offering up to $300,000,000 worth of shares of our Common Stock in this offering pursuant to this prospectus supplement and the accompanying prospectus. As of July 2, 2026, there were 51,474,007 shares of Common Stock issued and outstanding, held by approximately 1,470 stockholders of record. Not reflected in the number of stockholders of record are persons who beneficially own shares of Common Stock held in nominee or street name. See “Descriptions of Capital Stock” beginning on page 7 in the accompanying prospectus for more information regarding our shares of Common Stock.

DILUTION

Our pro forma net tangible book value as of March 31, 2026, was approximately $36,910,345, or $0.72 per share. "Net tangible book value" is total assets minus the sum of total liabilities, intangible assets and goodwill. "Net tangible book value per share" is net tangible book value divided by the total number of shares of our outstanding Common Stock.

On April 24, 2026, the Business Combination was completed. The Business Combination is accounted for as a reverse acquisition under ASC 805, with Z Squared OpCo Inc. ("OpCo") treated as the accounting acquirer and Coeptis Therapeutics Holdings, Inc. (now known as Z Squared Inc.) treated as the accounting acquiree. The unaudited condensed consolidated balance sheet of our predecessor as of March 31, 2026 reflects the operations of Coeptis Therapeutics Holdings, Inc. on a standalone basis, prior to and without giving effect to the Business Combination or the related Spin-Out, and reported total stockholders' equity of $17,578,844 on 6,553,996 shares of Common Stock outstanding. Because the Business Combination, the Spin-Out, the name change and the related share issuances each occurred after March 31, 2026, none is reflected in that historical balance sheet.

Accordingly, the net tangible book value presented above is shown on a pro forma basis, derived from the unaudited pro forma condensed combined balance sheet as of March 31, 2026 incorporated by reference in this prospectus from our Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 1, 2026, which gives effect to the Business Combination and the related Spin-Out as if each had occurred on March 31, 2026. The principal pro forma adjustments include (i) the issuance of 43,877,497 shares of Common Stock to the former stockholders of OpCo as Merger Consideration and 1,000,000 shares to the spin-out entity, (ii) the contribution by BSG Series CM, LLC of 9,800 cryptocurrency mining machines, recorded at their historical carrying value of $35,290,694 because the contribution was a transfer of assets between related parties, (iii) the Spin-Out of the Company's legacy biopharmaceutical operations, and (iv) the recognition of $116,494,022 of goodwill representing the excess of the estimated Merger Consideration over the preliminary fair value of the net assets acquired. As a result of these transactions, the Company's outstanding shares of Common Stock increased from 6,553,996 at March 31, 2026 to 51,431,493 on a pro forma combined basis. The purchase price allocation reflected in the pro forma financial information, including the amount of goodwill, is preliminary and subject to change upon finalization of the Company's acquisition accounting under ASC 805, and the pro forma net tangible book value per share may change materially as a result.

After giving effect to the sale of 27,297,543 shares of Common Stock in this offering, at an assumed offering price of $10.99 per share, which was the last reported sale price of our Common Stock on the Nasdaq Global Market on July 2, 2026, and after deducting the Agent's fees and estimated offering expenses payable by us in connection with this offering, our pro forma as adjusted net tangible book value as of March 31, 2026 would have been approximately $327,910,345, or $4.17 per share. This represents an immediate increase in net tangible book value of $3.45 per share to our existing shareholders and an immediate dilution of $6.82 per share to the investors participating in this offering.

The following table illustrates this per-share dilution of our Common Stock:

Assumed offering price per share	$10.99
Pro forma net tangible book value per share as of March 31, 2026	$0.72
Increase to pro forma net tangible book value per share attributable to this offering	$3. 45
Pro forma as adjusted net tangible book value per share after this offering	$4.17
Dilution per share to new investors in this offering	$6.82

The table above assumes for illustrative purposes that an aggregate 27,297,543 shares of our Common Stock are sold during the term of the Sales Agreement with the Agent at an assumed offering price of $10.99 per share, the last reported sale price of our Common Stock on Nasdaq Global Market on July 2, 2026 for aggregate gross proceeds of $300,000,000. The shares subject to the Sales Agreement with the Agent are being sold from time to time at various prices.

An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $10.99 per share shown in the table above, assuming all of our Common Stock in the aggregate amount of $300,000,000 during the term of the Sales Agreement with the Agent is sold at that price, would increase the dilution in pro forma as adjusted net tangible book value per share to new investors in this offering to $7.70 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $10.99 per share shown in the table above, assuming all of our Common Stock in the aggregate amount of $300,000,000 during the term of the Sales Agreement with the Agent is sold at that price, would decrease the dilution in pro forma as adjusted net tangible book value per share to new investors in this offering to $5.96 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The foregoing table is based on 51,431,493  shares of Common Stock outstanding as of March 31, 2026 and excludes the following:

●	700,000 issued but unvested restricted stock units issued under the 2025 Plan.

●	100,000 shares of Common Stock issuable pursuant to outstanding warrants.

To the extent that any of the above outstanding options or warrants are exercised or we issue additional shares under our equity incentive plans, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

PLAN OF DISTRIBUTION

On, July 6, 2026, we entered into the Sales Agreement with the Agent pursuant to which we may issue and sell shares of our Common Stock from time to time in an amount up to $300,000,000 to or through the Agent, acting as sales agent or principal. The Agent is not purchasing or selling any of the shares of our Common Stock offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of shares of our Common Stock but has agreed to use its reasonable best efforts to arrange for the sale of all of the shares of our Common Stock offered hereby.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Agent may sell shares of our Common Stock by any method permitted by law deemed to be an “at-the-market” equity offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through the Nasdaq Global Market, the existing trading market for our Common Stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law, including in privately negotiated transactions.

We will pay the Agent in cash, upon each sale of shares of our Common Stock pursuant to the Sales Agreement, a commission equal to 3.00% of the gross proceeds from each sale of shares of our Common Stock. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Agent for its reasonable and documented out-of-pocket costs and expenses incurred in connection with the offering, including the fees and disbursements of its legal counsel; provided, that the aggregate reimbursement of such out-of-pocket expenses shall not exceed $100,000 in the aggregate.

Settlement for sales of shares of our Common Stock will occur on the first business day that is also a trading day following the date on which any sales were made, or such shorter settlement cycle as may be in effect under Rule 15c6-1 of the Securities Exchange Act of 1934 from time to time, or on some other date that is agreed upon by us and the Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of shares of our Common Stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agent may agree upon.

We have agreed to provide indemnification and contribution to the Agent and specified persons against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the Agent may be required to make in respect of such liabilities.

The Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the shares sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the agent acting as principal. Under these rules and regulations, the Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

The offering of shares of our Common Stock pursuant to the Sales Agreement will terminate upon the earliest of (i) the sale of all Common Stock having an aggregate offering price of $300,000,000 as provided for in this prospectus supplement, and (ii) the termination of the Sales Agreement by the provision of five (5) days prior written notice by either party or otherwise pursuant to the terms of the Sales Agreement.

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by the Agent and the Agent may distribute this prospectus supplement and the accompanying base prospectus electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the Sales Agreement. A copy of the Sales Agreement is included as an exhibit to our Current Report on Form 8-K that will be filed with the SEC.

Our Common Stock is traded on the Nasdaq Global Market under the symbol “ZSQR.”

Other than in the United States, no action has or will be taken by us or the Agent that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

Certain legal matters in connection with this offering and the validity of the shares of Common Stock offered by this prospectus supplement will be passed upon for us by Zarif Law Group P.C., Asbury Park, New Jersey. Sullivan & Worcester LLP is acting as counsel to the sales agent in connection with this offering.

EXPERTS

The consolidated financial statements of Z Squared OpCo Inc. as of December 31, 2025 and 2024, and for each of the years then ended, incorporated by reference in this prospectus from our Current Report on Form 8-K/A, have been audited by Stephano Slack LLC, an independent registered public accounting firm, as set forth in its report thereon (which report contains an explanatory paragraph expressing substantial doubt about the ability of Z Squared OpCo Inc. to continue as a going concern). Such consolidated financial statements are incorporated by reference herein in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Coeptis Therapeutics Holdings, Inc. (now known as Z Squared Inc.) as of December 31, 2025 and 2024, and for each of the years then ended, incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2025, have been audited by Astra Audit & Advisory, LLC, an independent registered public accounting firm, as set forth in its report thereon (which report contains an explanatory paragraph expressing substantial doubt about the Company's ability to continue as a going concern). Such consolidated financial statements are incorporated by reference herein in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

Z Squared Inc.

Up to $300,000,000

Shares of Common Stock

Sole Agent

Roth Capital Partners

The date of this prospectus supplement is July 6, 2026.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$41,430
FINRA fee	$	*
Printing and duplicating expenses	$	*
Legal fees and expenses		$55,000
Accounting fees and expenses		$15,000
Transfer agent fees	$	*
Miscellaneous expenses	$	*
Total	$	*

*	These fees and expenses are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that directors and officers of Delaware corporations may, under certain circumstances, be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. The DGCL also provides that directors and officers may also be indemnified against expenses (including attorneys’ fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Further, Article VI of our second amended and restated bylaws contains provisions that allow the Company to indemnify its officers, directors, employees, and agents.

In addition to the indemnification provided under our Certificate of Incorporation and Bylaws, on April 28, 2026, we entered into an Indemnification Agreement with each of our directors and executive officers, in each case in substantially the form approved by our Board of Directors on April 27, 2026 (each, an “Indemnification Agreement”). The Indemnification Agreement provides, among other things, for the indemnification of each indemnitee, to the fullest extent permitted by Delaware law, against expenses (including attorneys’ fees), judgments, fines, penalties, and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with any threatened, pending, or completed action, suit, or proceeding by reason of the indemnitee’s service as a director, officer, employee, or agent of the Corporation or, at the request of the Corporation, of another entity. The Indemnification Agreement also provides for the advancement of expenses incurred by the indemnitee in defending any such proceeding, subject to the indemnitee’s undertaking to repay such amounts if it is ultimately determined that the indemnitee is not entitled to indemnification, and sets forth procedures for determining entitlement to indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by directors, officers, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index immediately prior to the signature page and is incorporated herein by reference.

ITEM 17. UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(d)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description
1.1***	Form of Underwriting Agreement
1.2*	Sales Agreement, dated July 6, 2026, between Z Squared Inc. and Roth Capital Partners, LLC.
2.1**	Agreement and Plan of Merger, dated as of April 25, 2025, by and among Coeptis Therapeutics Holdings, Inc., CP Merger Sub, Inc., and Z Squared Inc. (incorporated by reference to Exhibit 2.1 in the Current Report on Form 8-K filed with the SEC on April 28, 2025).
2.2**	Limited Waiver and First Amendment to Merger Agreement, dated as of May 27, 2025 (incorporated by reference to Exhibit 2.2 in the Registration Statement on Form S-4 (File No. 333-288329) filed with the SEC on June 26, 2025).
2.3**	Limited Waiver and Second Amendment to Merger Agreement, dated as of June 10, 2025 (incorporated by reference to Exhibit 2.3 in the Registration Statement on Form S-4 (File No. 333-288329) filed with the SEC on June 26, 2025).
2.4**	Limited Waiver and Third Amendment to Merger Agreement, dated as of June 20, 2025 (incorporated by reference to Exhibit 2.4 in the Registration Statement on Form S-4 (File No. 333-288329) filed with the SEC on June 26, 2025).
2.5**	Limited Waiver and Fourth Amendment to Merger Agreement, dated as of August 17, 2025 (incorporated by reference to Exhibit 2.5 in the Registration Statement on Form S-4 (File No. 333-288329) filed with the SEC on September 12, 2025).
2.6**	Limited Waiver and Fifth Amendment to Merger Agreement, dated as of September 10, 2025 (incorporated by reference to Exhibit 2.6 in the Registration Statement on Form S-4 (File No. 333-288329) filed with the SEC on September 12, 2025).
2.7**	Limited Waiver and Sixth Amendment to Merger Agreement, dated as of September 30, 2025 (incorporated by reference to Exhibit 2.7 in the Registration Statement on Form S-4 (File No. 333-288329) filed with the SEC on October 3, 2025).
3.1	Amended and Restated Certificate of Incorporation of Z Squared Inc. (formerly Coeptis Therapeutics Holdings, Inc.) (incorporated by reference to Exhibit 3.1 in the Current Report on Form 8-K filed with the SEC on November 3, 2022).
3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation Coeptis Therapeutics Holdings, Inc. dated December 26, 2024 (incorporated by reference to Exhibit 99.1 in the Current Report on Form 8-K filed with the SEC on December 27, 2024).
3.3	Amendment to Amended and Restated Certificate of Incorporation of Z Squared Inc. (incorporated by reference to Exhibit 3.2 in the Current Report on Form 8-K filed with the SEC on April 30, 2026).
3.4	Second Amended and Restated Bylaws of Z Squared Inc. (incorporated by reference to Exhibit 3.3 in the Quarterly Report on Form 10-Q filed with the SEC on May 15, 2026).
3.5	Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock (incorporated by reference to Exhibit 99.1 in the Current Report on Form 8-K filed with the SEC on June 20, 2024).
3.6***	Form of Certificate of Designation
4.1***	Form of Warrant Agreement
4.2***	Form of Warrant
4.3***	Form of Rights Agreement
4.4***	Form of Unit Agreement
4.5***	Specimen Preferred Stock Certificate
4.6***	Form of Indenture
5.1*	Opinion of Zarif Law Group P.C.
10.1 †	Employment Agreement between Coeptis Therapeutics, Inc. (now known as Z Squared Inc.) and David Mehalick (incorporated by reference to Exhibit 4.1 in the Current Report on Form 8-K filed with the SEC on February 25, 2022).
10.2	Standby Equity Purchase Agreement, dated November 1, 2024, between Coeptis Therapeutics Holdings, Inc. and YA II PN, Ltd. (incorporated by reference to Exhibit 10.1 in the Current Report on Form 8-K filed with the SEC on November 6, 2024).
10.3	Form of Convertible Promissory Note issued to YA II PN, Ltd. (incorporated by reference to Exhibit 10.2 in the Current Report on Form 8-K filed with the SEC on November 6, 2024).
10.4	Registration Rights Agreement, dated November 1, 2024, between Coeptis Therapeutics Holdings, Inc. and YA II PN, Ltd. (incorporated by reference to Exhibit 10.3 in the Current Report on Form 8-K filed with the SEC on November 6, 2024).
10.5	Convertible Promissory Note issued to YA II PN, Ltd. (incorporated by reference to Exhibit 10.1 in the Current Report on Form 8-K filed with the SEC on January 24, 2025).
10.6	Form of Voting Agreement, dated as of April 25, 2025, by and among Z Squared Inc. and certain stockholders of Coeptis (incorporated by reference to Exhibit 10.1 in the Current Report on Form 8-K filed with the SEC on April 28, 2025).
10.7	Amended and Restated Asset-For-Share Exchange Agreement, dated June 24, 2025, between BSG Series CM, LLC and Z Squared Inc. (incorporated by reference to Exhibit 10.1 in the Current Report on Form 8-K filed with the SEC on April 30, 2026).
10.8 †	Employment Agreement by and between Z Squared Inc. and Michelle Burke dated June 25, 2025 (incorporated by reference to Exhibit 10.13 in the Current Report on Form 8-K filed with the SEC on April 30, 2026).
10.9	Master Services Agreement between Minting Dome Inc. and Z Squared Inc., dated July 26, 2025 (incorporated by reference to Exhibit 10.25 in the Registration Statement on Form S-4 (File No. 333-288329) filed with the SEC on June 26, 2025).
10.10	Master Custody Services Agreement between Anchorage Digital Bank, National Association and Z Squared Inc., dated August 14, 2025 (incorporated by reference to Exhibit 10.24 in the Registration Statement on Form S-4/A (File No. 333-288329) filed with the SEC on October 3, 2025).

10.11 #	Investor Relations Consulting Agreement, dated December 8, 2025, by and between Z Squared Inc. and MZHCI, LLC (incorporated by reference to Exhibit 10.4 in the Current Report on Form 8-K filed with the SEC on May 1, 2026).
10.12 †	Z Squared Inc. 2025 Incentive Compensation Plan (incorporated by reference to Annex C in the Registration Statement on Form S-4/A (File No. 333-288329) filed with the SEC on December 22, 2025).
10.13	Corporate Services Agreement, dated as of January 23, 2026, by and between Z Squared Inc. and Moneta Advisory Partners, LLC (including the Milestone-Based Equity Award Schedule attached as Exhibit B thereto) (incorporated by reference to Exhibit 10.3 in the Current Report on Form 8-K filed with the SEC on May 1, 2026).
10.14	First Amendment to the Amended and Restated Asset-For-Share Exchange Agreement, dated February 10, 2026 (incorporated by reference to Exhibit 10.2 in the Current Report on Form 8-K filed with the SEC on April 30, 2026).
10.15	Marketing Services Agreement, dated February 24, 2026, by and between Z Squared Inc. and Fulcrum New Amsterdam LLC (d/b/a Retail Sparks) (incorporated by reference to Exhibit 10.5 in the Current Report on Form 8-K filed with the SEC on May 1, 2026).
10.16	Second Amendment to the Amended and Restated Asset-For-Share Exchange Agreement, dated April 23, 2026 (incorporated by reference to Exhibit 10.3 in the Current Report on Form 8-K filed with the SEC on April 30, 2026).
10.17	Indemnification Agreement by and between Z Squared Inc. and David Halabu (incorporated by reference to Exhibit 10.6 in the Current Report on Form 8-K filed with the SEC on April 30, 2026).
10.18	Indemnification Agreement by and between Z Squared Inc. and Adam Sohn (incorporated by reference to Exhibit 10.7 in the Current Report on Form 8-K filed with the SEC on April 30, 2026).
10.19	Indemnification Agreement by and between Z Squared Inc. and Bryan Fuerst (incorporated by reference to Exhibit 10.8 in the Current Report on Form 8-K filed with the SEC on April 30, 2026).
10.20	Indemnification Agreement by and between Z Squared Inc. and Kenneth Cooper (incorporated by reference to Exhibit 10.9 in the Current Report on Form 8-K filed with the SEC on April 30, 2026).
10.21	Indemnification Agreement by and between Z Squared Inc. and Michelle Burke (incorporated by reference to Exhibit 10.10 in the Current Report on Form 8-K filed with the SEC on April 30, 2026).
10.22	Indemnification Agreement by and between Z Squared Inc. and Brian Cogley (incorporated by reference to Exhibit 10.11 in the Current Report on Form 8-K filed with the SEC on April 30, 2026).
10.23 †	Amended and Restated Executive Employment Agreement, dated April 27, 2026, by and between Z Squared Inc. and David Halabu (incorporated by reference to Exhibit 10.6 in the Current Report on Form 8-K filed with the SEC on May 1, 2026).
10.24 †	Amended and Restated Executive Employment Agreement, dated April 27, 2026, by and between Z Squared Inc. and Brian Cogley (incorporated by reference to Exhibit 10.7 in the Current Report on Form 8-K filed with the SEC on May 1, 2026).
10.25 †	Executive Employment Agreement, dated April 27, 2026, by and between Z Squared Inc. and Ryan Schadel (incorporated by reference to Exhibit 10.8 in the Current Report on Form 8-K filed with the SEC on May 1, 2026).
10.26	Binding Letter of Intent, dated April 28, 2026, by and among Z Squared Inc., MN Data Centers JV LLC, and Claw Holdings, LLC (incorporated by reference to Exhibit 10.1 in the Current Report on Form 8-K filed with the SEC on May 1, 2026).
10.27	Committed Equity Forward Purchase Agreement, dated as of May 29, 2026, between Z Squared Inc. and LucentHash / Data Part Capital (incorporated by reference to Exhibit 10.1 in the Current Report on Form 8-K filed with the SEC on June 4, 2026).
10.28 †	Form of Independent Director Agreement (incorporated by reference to Exhibit 10.9 in the Current Report on Form 8-K filed with the SEC on May 1, 2026).
10.29 †	Z Squared Inc. Non-Employee Director Compensation Program (incorporated by reference to Exhibit 10.10 in the Current Report on Form 8-K filed with the SEC on May 1, 2026).
10.30 †	Form of Stock Option Award Agreement under the Z Squared Inc. 2025 Incentive Compensation Plan (incorporated by reference to Exhibit 10.12 in the Current Report on Form 8-K filed with the SEC on May 1, 2026).
10.31 †	Form of Restricted Stock Unit Award Agreement under the Z Squared Inc. 2025 Incentive Compensation Plan (incorporated by reference to Exhibit 10.13 in the Current Report on Form 8-K filed with the SEC on May 1, 2026).
10.32 †	Form of Restricted Stock Award Agreement under the Z Squared Inc. 2025 Incentive Compensation Plan (incorporated by reference to Exhibit 10.14 in the Current Report on Form 8-K filed with the SEC on May 1, 2026).
10.33	Binding Letter of Intent, dated June 18, 2026, by and among Z Squared Inc., Paradox Data LLC, and the Sellers party thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on June 26, 2026).
10.34†	Executive Employment Agreement, dated as of June 24, 2026, between Z Squared Inc. and Jeffery Harris (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on June 30, 2026).
21.1	Subsidiaries of Z Squared Inc. (incorporated by reference to Exhibit 21.1 in the Current Report on Form 8-K filed with the SEC on April 30, 2026).
23.1*	Consent of Zarif Law Group P.C. (included in Exhibit 5.1).
23.2*	Consent of Stephano Slack LLC, independent registered public accounting firm.
23.3*	Consent of Astra Audit & Advisory LLC, independent registered public accounting firm.
24.1*	Power of Attorney (included on the signature page hereto)
25.1***	Form T-1 Statement of Eligibility to act as trustee under Indenture
101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
107*	Filing Fee Table.

*	Filed herewith.

**	Schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

***	To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.

†	Indicates a management contract or compensatory plan, contract, or arrangement.

#	Certain information contained in this exhibit, marked by brackets or asterisks, has been omitted because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. The registrant hereby agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florid, on July 6, 2026.

Z Squared Inc.

By:	/s/ David Halabu
David Halabu
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of David Halabu and Brian Cogley, or either of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the Registrant’s Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), any and all pre-effective and post-effective amendments to this Registration Statement, and any Registration Statement filed pursuant to Rule 413 or Rule 462 under the Securities Act, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully and to all intents and purposes as each might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Halabu	Chief Executive Officer	July 6, 2026
(Principal Executive Officer)

/s/ Brian Cogley	Chief Financial Officer	July 6, 2026
(Principal Financial and Accounting Officer)

/s/ Adam Sohn	Director	July 6, 2026

/s/ Bryan Fuerst	Director	July 6, 2026

/s/ Kenneth Cooper	Director	July 6, 2026